Exhibit 31.2

CERTIFICATION

I, Scott E. Topping, certify that:

1.                                     I have reviewed this Quarterly Report on Form 10-Q/A of Hawaiian Holdings, Inc. for the quarter ended June 30, 2011; and

2.                                     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 14, 2011	By:	/s/ Scott E. Topping
Scott E. Topping
Executive Vice President and Chief Financial Officer